Exhibit 99.1

Contacts:

Ligand Pharmaceuticals Incorporated	Lippert/Heilshorn & Associates
John L. Higgins, President and CEO	Don Markley
Erika Luib, Investor Relations	dmarkley@lhai.com
(858) 550-7896	(310) 691-7100

Ligand Completes Pharmacopeia Acquisition

SAN DIEGO (December 23, 2008) – Ligand Pharmaceuticals Incorporated (NASDAQ: LGND) (the “Company” or “Ligand”) today announced that it has completed the acquisition of Pharmacopeia, Inc. (“Pharmacopeia”), following approval of the transaction by Pharmacopeia stockholders earlier today. The acquisition, announced on September 24, 2008, is an important element of Ligand’s strategy for creating shareholder value. Ligand stockholders are expected to gain access to numerous royalty partnerships, additional pipeline assets, drug discovery resources, cash and net operating loss (NOL) tax assets.

“We are excited about Ligand’s future, and are encouraged by the positive reaction we have received to this transaction from investors in both companies,” said John L. Higgins, President and Chief Executive Officer of Ligand. “This acquisition combines decades of scientific experience, drug research, and success in discovering numerous promising drug candidates; provides us with access to the industry’s largest combinatorial chemical library; and adds a significant number of potentially lucrative corporate partnerships secured by Pharmacopeia.”

In connection with the acquisition, Ligand issued approximately 18 million shares of Ligand common stock to Pharmacopeia stockholders, or 0.60 shares for each outstanding Pharmacopeia share, as well as approximately $9.3 million in cash. In addition, Pharmacopeia security holders received a contingent value right that entitles them to an aggregate cash payment of $15 million under certain circumstances.

About Ligand Pharmaceuticals

Ligand discovers and develops new drugs that address critical unmet medical needs of patients with muscle wasting, frailty, hormone-related diseases, osteoporosis, inflammatory diseases and anemia. Ligand’s proprietary drug discovery and development programs are based on its leadership position in gene transcription technology.

Forward-Looking Statements

This release contains forward-looking statements that involve risks and uncertainties. Ligand cautions readers that any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Words such as “expect,” “estimate,” “project,” “potential,” and similar expressions are intended to identify such forward-looking statements. Such forward looking statements include, but are not limited to, statements about the benefits of the combination of Ligand and Pharmacopeia, the combined entity’s plans, objectives, expectations and intentions and other statements that are not historical facts. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the risk that the combined businesses will not be integrated successfully; the risk that the anticipated synergies and benefits from the transaction may not be fully realized or may take longer to realize than expected; or disruption from the transaction making it more difficult to maintain relationships with collaborators, partners, employees or suppliers. Pharmacopeia product candidates may have unexpected adverse side effects or inadequate therapeutic efficacy; and positive results in clinical trials may not be sufficient to obtain FDA approval. There can be no assurance that any product in the combined company’s product pipeline will be successfully developed or manufactured, that final results of clinical studies will be supportive of regulatory approvals required to market licensed products, or that any of the forward-looking information provided herein will be proven accurate. Additional important factors that may affect future results are detailed in prior press releases available via www.ligand.com as well as in Ligand’s public periodic filings with the Securities and Exchange Commission at www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

# # #

2